Exhibit 99.1

Ceridian Reports Fourth Quarter and Full Year 2020 Results

Minneapolis, MN and Toronto, ON, February 9, 2021 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (“HCM”) software company, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2020. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

“Overall, despite the economic headwind from the pandemic, our execution and financial performance exceeded expectations,” said David Ossip, Chairman and Chief Executive Officer of Ceridian. “Excluding float revenue, Dayforce recurring services revenue grew by more than 19%. We are uniquely positioned to help customers navigate this new world of work, and demand for Dayforce remains strong.”

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.30 and $1.34, with a daily range of $1.27 to $1.33, and $1.27 to $1.45 for the three and twelve months ended December 31, 2020, respectively, compared to $1.32 and $1.33, with a daily range of $1.30 to $1.33, and $1.30 to $1.36 for the three and twelve months ended December 31, 2019, respectively. As of December 31, 2020, the U.S. dollar to Canadian dollar foreign exchange rate was $1.27. To present the performance of the business excluding the effect of foreign currency rate fluctuations, the Company presents revenue on a constant currency basis, which we believe is useful to management and investors. We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Financial Highlights for the Fourth Quarter and Full Year 2020

The financial highlights below are on a year-over-year basis, unless otherwise stated.

Dayforce Revenue

•

Dayforce recurring services revenue was $130.9 million and $500.2 million for the fourth quarter and full year of 2020, respectively, an increase of 14.5% and 16.6%, respectively, on a GAAP basis and 14.0% and 16.7%, respectively, on a constant currency basis.

•

Excluding float revenue, Dayforce recurring services revenue was $123.8 million and $463.1 million for the fourth quarter and full year of 2020, respectively, an increase of 19.8% and 22.5%, respectively, on a GAAP basis and 19.3% and 22.7%, respectively, on a constant currency basis.

•

Dayforce revenue was $170.7 million and $648.8 million for the fourth quarter and full year of 2020, respectively, an increase of 7.6% and 13.9%, respectively, on a GAAP basis and 7.1% and 14.0%, respectively, on a constant currency basis.

•

Excluding float revenue, Dayforce revenue was $163.6 million and $611.7 million for the fourth quarter and full year of 2020, respectively, an increase of 10.8% and 18.0%, respectively, on a GAAP basis and 10.2% and 18.1%, respectively, on a constant currency basis.

Revenue

•

Cloud revenue, which includes both Dayforce and Powerpay, was $193.9 million and $729.4 million for the fourth quarter and full year of 2020, respectively, an increase of 5.3% and 10.5%, respectively, on a GAAP basis and 4.7% and 10.7%, respectively, on a constant currency basis.

•

Excluding float revenue, Cloud revenue was $184.6 million and $683.6 million for the fourth quarter and full year of 2020, respectively, an increase of 8.5% and 14.5% respectively, on a GAAP basis and 7.9% and 14.7%, respectively, on a constant currency basis.

•

Total revenue, which includes revenue from both our Cloud and Bureau solutions, was $222.8 million and $842.5 million for the fourth quarter and full year of 2020, respectively, an increase of 0.5% and 2.2%, respectively, on a GAAP basis and a decline of 0.1% and an increase of 2.4%, respectively, on a constant currency basis.

1 | Q4 2020 Earnings Release

•

Excluding float revenue, total revenue was $212.2 million and $790.2 million for the fourth quarter and full year of 2020, an increase of 3.8% and 6.2%, respectively, on a GAAP basis and 3.3% and 6.4% respectively, on a constant currency basis.

Gross Margin

•	Total gross margin of 38.4% and 40.5% for the fourth quarter and full year of 2020, respectively, compared to 44.1% and 44.7%, respectively.
•

Cloud recurring services gross margin improved to 70.9% and 71.2% for the fourth quarter and full year of 2020, respectively, compared to 68.8% and 69.6%, respectively, and Cloud recurring service gross, excluding float revenue margin improved to 69.1% and 68.7% for the fourth quarter and full year of 2020, compared to 65.3% and 65.4%, respectively.

•	Professional services and other gross margin declined to (4.1)% and (7.5)% for the fourth quarter and full year of 2020, respectively, compared to 5.9% and (4.0)%, respectively.

Net (Loss) Income and Net (Loss) Income Per Share

•

Net loss was $17.3 million and $4.0 million for the fourth quarter and full year of 2020, respectively, compared to net loss of $1.5 million and net income of $78.7 million. Net loss for the fourth quarter of 2020 included a one-time charge related to the abandonment of certain leased facilities of $16.8 million and net income for the full year of 2019 included a one-time benefit of $62.6 million related to the release of a deferred tax valuation allowance. Adjusted net income was $14.0 million and $73.1 million for the fourth quarter and full year of 2020, respectively, compared to $12.1 million and $67.8 million, respectively.

•

Diluted net loss per share was $0.12 for the fourth quarter of 2020, compared to diluted net loss per share of $0.01. Adjusted diluted net income per share was $0.09 for the fourth quarter of 2020, compared to $0.08. Diluted weighted average common shares outstanding were 148.1 million and 144.1 million for the fourth quarter of 2020 and 2019, respectively.

•

Diluted net loss per share was $0.03 for the full year of 2020, compared to diluted net income per share of $0.53. Adjusted diluted net income per share was $0.50 for the full year of 2020, compared to $0.46. Diluted weighted average common shares outstanding were 146.8 million and 148.8 million for the full year of 2020 and 2019, respectively.

Adjusted EBITDA

•	Adjusted EBITDA declined 25.5% to $33.1 million and 13.9% to $159.0 million for the fourth quarter and full year of 2020, respectively, compared to $44.4 million and $184.6 million, respectively.
•	Excluding float revenue, Adjusted EBITDA declined 17.0% and increased 2.2% for the fourth quarter and full year of 2020, respectively.

Other Key Performance Metrics

•	Annual Cloud revenue retention rate was 95.8% for the full year of 2020, compared to 96.3%.
•	Cloud annualized recurring revenue (“ARR”) was $617.9 million as of December 31, 2020, an increase of 6.2%, or $35.9 million.

Balance Sheet

•	Cash and equivalents were $188.2 million as of December 31, 2020, compared to $281.3 million as of December 31, 2019.
•	Total debt was $667.8 million as of December 31, 2020, a reduction of $9.3 million, compared to $677.1 million as of December 31, 2019.

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Dayforce Live Customer Count

•

4,906 Dayforce customers were live on the Dayforce platform as of December 31, 2020, a net increase of 543 customers, compared to 4,363 Dayforce customers as of December 31, 2019, and a net increase of 202 customers, compared to 4,704 as of September 30, 2020.

•	4.2 million global active users were live on the Dayforce platform as of December 31, 2020, up 7.7% compared to 3.9 million global active users as of December 31, 2019.
•

Excluding float revenue, the impact of lower employment levels due to the COVID-19 pandemic, and on a constant currency basis, Dayforce revenue per customer was $128,985 for the trailing twelve months ended December 31, 2020, an increase of 8.5% for the trailing twelve months ended December 31, 2019.

Business Outlook

While we are not providing full year guidance due to the ongoing COVID-19 pandemic and the uncertain impact to employment levels, based on information available to us as of February 9, 2021, we are issuing the following guidance for the first quarter of 2021:

•

Dayforce recurring services revenue of $141 million to $142 million, or an increase of approximately 10% to 11% on a GAAP basis and 9% to 10% on a constant currency basis. Excluding float revenue, Dayforce recurring services revenue is expected to grow approximately 18% to 19% on both a GAAP and constant currency basis.

•

Dayforce revenue of $176 million to $178 million, or an increase of approximately 4% to 5% on both a GAAP and constant currency basis. Excluding float revenue, Dayforce revenue is expected to grow approximately 10% to 11% on a GAAP basis and 9% to 10% on a constant currency basis.

•

Cloud revenue of $194 million to $197 million, or an increase of approximately 2% to 3% on a GAAP basis and 1% to 2% on a constant currency basis. Excluding float revenue, Cloud revenue is expected to grow approximately 7% to 9% on a GAAP basis and 6% to 8% on a constant currency basis.

•

Total revenue of $220 million to $224 million, or a decline of approximately 1% to an increase of approximately 1% on a GAAP basis and a decline of approximately 2% to flat on a constant currency basis. Excluding float revenue, total revenue is expected to grow approximately 4% to 6% on a GAAP basis and 3% to 5% on a constant currency basis.

•	Float revenue of approximately $6 million within Dayforce revenue, $8 million within Cloud revenue, and $9 million within total revenue.
•	Adjusted EBITDA of $32 million to $36 million.

In the second quarter of 2021, we expect Dayforce recurring services revenue growth, excluding float revenue and on a constant currency basis, to be above 22% compared to the second quarter of 2020, assuming no improvement or reduction from first quarter 2021 customer employment levels.

In the second half of 2021, we expect Dayforce recurring services revenue growth, excluding float revenue and on a constant currency basis, to be above 25% compared to the respectively third and fourth quarters of 2020. This assumes recovery in employment levels beginning in July 2021 and continuing through the end of 2021.

We have not included the impact of the Ascender acquisition in our 2021 outlook but will update our outlook after closing – which we expect to occur in the second quarter.

As we look forward to 2021, we are faced with the reality that our high-margin float revenue will continue to decline as a result of the lower interest rate environment, and that there will be a continued COVID-19 pandemic employment headwind to our revenue. Even in the face of these realities, we continue to invest in Product Development as well as Sales & Marketing, with the goal of achieving sustained high levels of Dayforce recurring revenue growth into the future. Specifically, the investments will focus on the following primary objectives: Dayforce Wallet and other innovations in payroll, expanding our global footprint, advances in the openness and extensibility of the Dayforce platform, and growing our network of system integrator relationships. We expect our continued investment will result in reduced Adjusted EBITDA margins in 2021.

Our 2021 guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.30, compared to an average rate of $1.34 in the first quarter of 2020 and for the full year of 2020. We have not reconciled the Adjusted EBITDA range for the first

3 | Q4 2020 Earnings Release

quarter of 2021 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Conference Call Details

Ceridian will host a conference call to discuss fourth quarter and fiscal year 2020 earnings on Tuesday, February 9, 2021.

A live Zoom Video Webinar of the event can be accessed at 5:00 p.m. Eastern Time that same day through a direct registration link at https://ceridian.zoom.us/webinar/register/WN_d3_qU6J5RZauF1Ydy1xkYw. Alternatively, the event can be accessed from the Events & Presentations page on Ceridian’s Investor Relations website at https://investors.ceridian.com. A replay and transcript will be available after the conclusion of the live event on Ceridian’s Investor Relations website.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, revenue on a constant currency basis, Cloud revenue retention rate, and Cloud ARR. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, as adjusted to exclude gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income (loss), as adjusted to exclude release of the valuation allowance, gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges, all of which are adjusted for the effect of income taxes. Management believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

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In evaluating Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue on a constant currency basis to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which we believe is useful to management and investors. We calculate revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Dayforce revenue per customer is calculated on a constant currency basis by applying the prior year average exchange rate to all comparable periods.

Our annual Cloud revenue retention rate measures the percentage of revenues that we retain from our existing Cloud customers. We use this revenue retention rate as an indicator of customer satisfaction and future revenues. We calculate the annual Cloud revenue retention rate as a percentage, where the numerator is the Cloud ARR for the prior year, less the Cloud ARR from lost Cloud customers during that year; and the denominator is the Cloud ARR for the prior year. We set annual targets for Cloud revenue retention rate and monitor progress toward those targets on a quarterly basis by reviewing known customer losses and anticipated future customer losses. Our Cloud revenue retention rate may fluctuate as a result of a number of factors, including the mix of Cloud solutions used by customers, the level of customer satisfaction, and changes in the number of users live on our Cloud solutions. We have not reconciled the annual Cloud revenue retention rate because there is no directly comparable GAAP financial measure.

We derive the majority of our Cloud revenues from recurring fees, primarily per employee, per month subscription charges. We also derive recurring revenue from fees related to the rental and maintenance of clocks, charges for once-a-year services, such as year-end tax statements, and investment income on our customer funds held in trust before such funds are remitted to taxing authorities, customer employees, or other third parties. To calculate Cloud ARR, we start with recurring revenue at year end, subtract the once-a-year charges, annualize the revenue for customers live for less than a full year to reflect the revenue that would have been realized if the customer had been live for a full year, and add back the once-a-year charges. We set annual targets for Cloud ARR and monitor progress toward those targets on a quarterly basis. We have not reconciled the Cloud ARR because there is no directly comparable GAAP financial measure.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fiscal year of 2021, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following:

•	the impact of the Coronavirus disease 2019 (“COVID-19”) pandemic on our business, operations, and financial results;
•	our inability to manage our growth effectively or execute on our growth strategy;
•	our inability to successfully expand our current offerings into new markets or further penetrate existing markets;
•	our failure to provide new or enhanced functionality and features;
•	significant competition in the market in which our solutions compete;
•	our failure to manage our aging technical operations infrastructure;
•	system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information;
•

our failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards, including our ongoing consent order with the Federal Trade Commission regarding data protection;

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•	our failure to properly update our solutions to enable our customers to comply with applicable laws;
•	changes in regulations governing financial services, privacy concerns, and laws or other domestic or foreign data protection regulations;
•	our inability to maintain necessary third party relationships, and third party software licenses, and identify errors in the software we license;
•	our inability to offer and deliver high-quality technical support, implementation and professional services;
•	our inability to attract and retain key executive officers and highly skilled employees; or
•	other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Ceridian HCM Holding Inc.

Consolidated Balance Sheets

	December 31,
	2020	2019
(Dollars in millions, except share data)	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$188.2	$281.3
Trade and other receivables, net	101.1	80.4
Prepaid expenses and other current assets	73.9	57.9
Total current assets before customer trust funds	363.2	419.6
Customer trust funds	3,759.4	3,204.1
Total current assets	4,122.6	3,623.7
Right of use lease asset	27.9	32.0
Property, plant, and equipment, net	136.4	128.3
Goodwill	2,031.8	1,973.5
Other intangible assets, net	195.0	177.9
Other assets	187.6	150.3
Total assets	$6,701.3	$6,085.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$7.2	$10.8
Current portion of long-term lease liabilities	10.5	8.8
Accounts payable	38.9	43.2
Deferred revenue	24.4	25.5
Employee compensation and benefits	64.6	75.9
Other accrued expenses	20.5	13.9
Total current liabilities before customer trust funds obligations	166.1	178.1
Customer trust funds obligations	3,697.8	3,193.6
Total current liabilities	3,863.9	3,371.7
Long-term debt, less current portion	660.6	666.3
Employee benefit plans	24.4	117.2
Long-term lease liabilities, less current portion	33.6	30.1
Other liabilities	20.6	18.1
Total liabilities	4,603.1	4,203.4
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 148,571,412 and 144,386,618 shares issued and outstanding, respectively	1.5	1.4
Additional paid in capital	2,606.5	2,449.1
Accumulated deficit	(233.8)	(229.8)
Accumulated other comprehensive loss	(276.0)	(338.4)
Total stockholders’ equity	2,098.2	1,882.3
Total liabilities and equity	$6,701.3	$6,085.7

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Ceridian HCM Holding Inc.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
(Dollars in millions, except share and per share data)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Recurring services	$181.5	$176.4	$690.2	$680.1
Professional services and other	41.3	45.4	152.3	144.0
Total revenue	222.8	221.8	842.5	824.1
Cost of revenue:
Recurring services	57.5	52.8	213.3	201.8
Professional services and other	43.0	42.7	163.7	149.8
Product development and management	26.2	18.8	83.7	67.9
Depreciation and amortization	10.6	9.7	40.5	36.4
Total cost of revenue	137.3	124.0	501.2	455.9
Gross profit	85.5	97.8	341.3	368.2
Selling, general and administrative	107.4	78.1	333.5	295.9
Operating (loss) profit	(21.9)	19.7	7.8	72.3
Interest expense, net	5.7	7.2	25.1	32.4
Other expense, net	—	0.9	2.7	5.6
(Loss) income before income taxes	(27.6)	11.6	(20.0)	34.3
Income tax (benefit) expense	(10.3)	13.1	(16.0)	(44.4)
Net (loss) income	$(17.3)	$(1.5)	$(4.0)	$78.7
Net (loss) income per share:
Basic	$(0.12)	$(0.01)	$(0.03)	$0.55
Diluted	$(0.12)	$(0.01)	$(0.03)	$0.53
Weighted-average shares outstanding:
Basic	148,086,778	144,066,263	146,774,471	142,049,112
Diluted	148,086,778	144,066,263	146,774,471	148,756,592

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Ceridian HCM Holding Inc.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2020	2019
(Dollars in millions)	(unaudited)
Net (loss) income	$(4.0)	$78.7
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Deferred income tax benefit	(7.0)	(69.4)
Depreciation and amortization	51.8	57.1
Amortization of debt issuance costs and debt discount	1.2	1.2
Lease abandonment costs	16.8	—
Net periodic pension and postretirement cost	3.3	5.2
Provision for doubtful accounts	2.0	3.2
Share-based compensation	65.8	36.5
Other	1.0	(0.4)
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(12.0)	(16.4)
Prepaid expenses and other current assets	(6.8)	(8.0)
Accounts payable and other accrued expenses	(1.4)	3.8
Deferred revenue	(1.2)	0.8
Employee compensation and benefits	(104.0)	(11.1)
Accrued taxes	(3.7)	(11.1)
Other assets and liabilities	(32.0)	(19.5)
Net cash (used in) provided by operating activities	(30.2)	50.6
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(212.4)	(408.4)
Proceeds from sale and maturity of customer trust funds marketable securities	369.3	374.5
Expenditures for property, plant, and equipment	(18.1)	(16.3)
Expenditures for software and technology	(41.7)	(38.9)
Acquisition costs, net of cash acquired	(58.3)	(30.2)
Net cash provided by (used in) investing activities	38.8	(119.3)
Cash Flows from Financing Activities
Increase in customer trust funds obligations, net	483.6	529.9
Repayment of long-term debt obligations	(10.0)	(7.2)
Proceeds from revolving credit facility	295.0	—
Repayment of revolving credit facility	(295.0)	—
Proceeds from issuance of common stock under share-based compensation plans	91.7	87.0
Net cash provided by financing activities	565.3	609.7
Effect of Exchange Rate Changes on Cash	(4.0)	11.3
Net increase in cash and equivalents	569.9	552.3
Cash, restricted cash, and equivalents at beginning of year	1,658.6	1,106.3
Cash, restricted cash, and equivalents at end of year	$2,228.5	$1,658.6
Reconciliation of cash, restricted cash, and equivalents to the consolidated balance sheets
Cash and equivalents	$188.2	$281.3
Restricted cash and equivalents included in customer trust funds	$2,040.3	$1,377.3
Total cash, restricted cash, and equivalents	$2,228.5	$1,658.6
Supplemental Cash Flow Information:
Cash paid for interest	$26.7	$37.4
Cash paid for income taxes	$4.2	$36.2
Cash received from income tax refunds	$9.6	$0.3

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Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended December 31,		Percentage change in revenue as reported	Impact of changes in foreign currency(a)	Percentage change in revenue on a constant currency basis (a)
	2020	2019	2020 vs. 2019		2020 vs. 2019
	(Dollars in millions)
Revenue:
Dayforce recurring services, excluding float	$123.8	$103.3	19.8%	0.5%	19.3%
Dayforce float	7.1	11.0	(35.5)%	(—)%	(35.5)%
Total Dayforce recurring services	130.9	114.3	14.5%	0.5%	14.0%
Powerpay recurring services, excluding float	20.7	22.0	(5.9)%	0.9%	(6.8)%
Powerpay float	2.2	3.0	(26.7)%	3.3%	(30.0)%
Total Powerpay recurring services	22.9	25.0	(8.4)%	1.2%	(9.6)%
Total Cloud recurring services	153.8	139.3	10.4%	0.6%	9.8%
Dayforce professional services and other	39.8	44.4	(10.4)%	0.4%	(10.8)%
Powerpay professional services and other	0.3	0.5	(40.0)%	(—)%	(40.0)%
Total Cloud professional services and other	40.1	44.9	(10.7)%	0.4%	(11.1)%
Total Cloud revenue	193.9	184.2	5.3%	0.6%	4.7%
Bureau recurring services, excluding float	26.4	33.8	(21.9)%	(0.6)%	(21.3)%
Bureau float	1.3	3.3	(60.6)%	9.1%	(69.7)%
Total Bureau recurring services	27.7	37.1	(25.3)%	0.3%	(25.6)%
Bureau professional services and other	1.2	0.5	140.0%	20.0%	120.0%
Total Bureau revenue	28.9	37.6	(23.1)%	0.6%	(23.7)%
Total revenue	$222.8	$221.8	0.5%	0.6%	(0.1)%

Dayforce	$170.7	$158.7	7.6%	0.5%	7.1%
Powerpay	23.2	25.5	(9.0)%	1.2%	(10.2)%
Total Cloud revenue	$193.9	$184.2	5.3%	0.6%	4.7%

Dayforce, excluding float	$163.6	$147.7	10.8%	0.6%	10.2%
Powerpay, excluding float	21.0	22.5	(6.7)%	0.9%	(7.6)%
Cloud float	9.3	14.0	(33.6)%	0.7%	(34.3)%
Total Cloud revenue	$193.9	$184.2	5.3%	0.6%	4.7%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

10 | Q4 2020 Earnings Release

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Year Ended December 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2020	2019	2020 vs. 2019		2020 vs. 2019
	(Dollars in millions)
Revenue:
Dayforce recurring services, excluding float	$463.1	$377.9	22.5%	(0.2)%	22.7%
Dayforce float	37.1	51.1	(27.4)%	(0.2)%	(27.2)%
Total Dayforce recurring services	500.2	429.0	16.6%	(0.1)%	16.7%
Powerpay recurring services, excluding float	70.8	76.9	(7.9)%	(0.4)%	(7.5)%
Powerpay float	8.7	12.1	(28.1)%	(—)%	(28.1)%
Total Powerpay recurring services	79.5	89.0	(10.7)%	(0.4)%	(10.3)%
Total Cloud recurring services	579.7	518.0	11.9%	(0.2)%	12.1%
Dayforce professional services and other	148.6	140.7	5.6%	(0.2)%	5.8%
Powerpay professional services and other	1.1	1.3	(15.4)%	(—)%	(15.4)%
Total Cloud professional services and other	149.7	142.0	5.4%	(0.2)%	5.6%
Total Cloud revenue	729.4	660.0	10.5%	(0.2)%	10.7%
Bureau recurring services, excluding float	104.0	145.1	(28.3)%	(0.3)%	(28.0)%
Bureau float	6.5	17.0	(61.8)%	1.1%	(62.9)%
Total Bureau recurring services	110.5	162.1	(31.8)%	(0.2)%	(31.6)%
Bureau professional services and other	2.6	2.0	30.0%	5.0%	25.0%
Total Bureau revenue	113.1	164.1	(31.1)%	(0.1)%	(31.0)%
Total revenue	$842.5	$824.1	2.2%	(0.2)%	2.4%

Dayforce	$648.8	$569.7	13.9%	(0.1)%	14.0%
Powerpay	80.6	90.3	(10.7)%	(0.3)%	(10.4)%
Total Cloud revenue	$729.4	$660.0	10.5%	(0.2)%	10.7%

Dayforce, excluding float	$611.7	$518.6	18.0%	(0.1)%	18.1%
Powerpay, excluding float	71.9	78.2	(8.1)%	(0.4)%	(7.7)%
Cloud float	45.8	63.2	(27.5)%	(0.1)%	(27.4)%
Total Cloud revenue	$729.4	$660.0	10.5%	(0.2)%	10.7%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

11 | Q4 2020 Earnings Release

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of our reported results to our non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income for all periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(Dollars in millions)
Net (loss) income	$(17.3)	$(1.5)	$(4.0)	$78.7
Interest expense, net	5.7	7.2	25.1	32.4
Income tax expense (benefit)	(10.3)	13.1	(16.0)	(44.4)
Depreciation and amortization	14.9	13.2	51.8	57.1
EBITDA (a)	(7.0)	32.0	56.9	123.8
Intercompany foreign exchange (gain) loss	(1.1)	(0.4)	(1.0)	0.4
Share-based compensation (b)	20.4	10.7	68.9	37.7
Severance charges (c)	2.8	1.8	9.7	6.2
Restructuring consulting fees (d)	1.2	1.7	8.1	5.3
Other non-recurring charges (e)	16.8	(1.4)	16.4	11.2
Adjusted EBITDA	$33.1	$44.4	$159.0	$184.6
Adjusted EBITDA margin	14.9%	20.0%	18.9%	22.4%

(a)	We define EBITDA as net income or loss before interest, taxes, and depreciation and amortization.
(b)	Represents share-based compensation expense and related employer taxes.
(c)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(e)

Comprised of (1) (recovery) loss on unrecovered duplicate payments associated with our isolated service incident, and (2) charges of $16.8 million during 2020 related to the abandonment of certain leased facilities.

12 | Q4 2020 Earnings Release

	Three Months Ended December 31, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$57.5	$1.6	$0.2	$—	$—	$55.7
Professional services and other	43.0	1.3	—	—	—	41.7
Product development and management	26.2	3.5	0.3	—	—	22.4
Depreciation and amortization	10.6	—	—	—	—	10.6
Total cost of revenue	137.3	6.4	0.5	—	—	130.4
Sales and marketing	49.4	2.0	1.9	—	—	45.5
General and administrative	58.0	12.0	0.4	18.0	—	27.6
Operating (loss) profit	(21.9)	20.4	2.8	18.0	—	19.3
Other expense, net	—	—	—	(1.1)	—	1.1
Depreciation and amortization	14.9	—	—	—	—	14.9
EBITDA	$(7.0)	$20.4	$2.8	$16.9	$—	$33.1
Net (loss) income	$(17.3)	$20.4	$2.8	$16.9	$(8.8)	$14.0
Net (loss) income per share- basic (c)	$(0.12)	$0.14	$0.02	$0.11	$(0.06)	$0.09
Net (loss) income per share- diluted (c)	$(0.12)	$0.14	$0.02	$0.11	$(0.06)	$0.09

(a)	Other includes intercompany foreign exchange gain, restructuring consulting fees, and lease abandonment charges.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 148,086,778 weighted-average shares of common stock.

	Three Months Ended December 31, 2019
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$52.8	$0.9	$0.7	$—	$—	$51.2
Professional services and other	42.7	0.6	0.2	—	—	41.9
Product development and management	18.8	0.9	0.2	—	—	17.7
Depreciation and amortization	9.7	—	—	—	—	9.7
Total cost of revenue	124.0	2.4	1.1	—	—	120.5
Sales and marketing	44.4	1.4	0.4	—	—	42.6
General and administrative	33.7	6.9	0.3	0.3	—	26.2
Operating profit	19.7	10.7	1.8	0.3	—	32.5
Other expense, net	0.9	—	—	(0.4)	—	1.3
Depreciation and amortization	13.2	—	—	—	—	13.2
EBITDA	$32.0	$10.7	$1.8	$(0.1)	$—	$44.4
Net (loss) income	$(1.5)	$10.7	$1.8	$3.1	$(2.0)	$12.1
Net (loss) income per share- basic (c)	$(0.01)	$0.06	$0.01	$0.02	$(0.01)	$0.08
Net (loss) income per share- diluted (c)	$(0.01)	$0.06	$0.01	$0.02	$(0.01)	$0.08

(a)	Other includes intercompany foreign exchange loss, restructuring consulting fees, other non-recurring charges, and tax expense of $3.2 million related to the release of our valuation allowance.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income (loss) per share are calculated based upon 144,066,263 weighted-average shares of common stock.

13 | Q4 2020 Earnings Release

	Year Ended December 31, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$213.3	$6.1	$1.8	$—	$—	$205.4
Professional services and other	163.7	3.8	0.9	—	—	159.0
Product development and management	83.7	8.7	1.5	—	—	73.5
Depreciation and amortization	40.5	—	—	—	—	40.5
Total cost of revenue	501.2	18.6	4.2	—	—	478.4
Sales and marketing	165.6	8.0	3.3	—	—	154.3
General and administrative	167.9	42.3	2.2	24.5	—	98.9
Operating profit	7.8	68.9	9.7	24.5	—	110.9
Other expense, net	2.7	—	—	(1.0)	—	3.7
Depreciation and amortization	51.8	—	—	—	—	51.8
EBITDA	$56.9	$68.9	$9.7	$23.5	$—	$159.0
Net (loss) income	$(4.0)	$68.9	$9.7	$23.5	$(25.0)	$73.1
Net (loss) income per share- basic (c)	$(0.03)	$0.47	$0.07	$0.16	$(0.17)	$0.50
Net (loss) income per share- diluted (c)	$(0.03)	$0.47	$0.07	$0.16	$(0.17)	$0.50

(a)	Other includes intercompany foreign exchange loss, restructuring consulting fees, recovery of duplicate payments and lease abandonment charges.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 146,774,471 weighted-average shares of common stock.

	Year Ended December 31, 2019
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$201.8	$3.0	$1.8	$—	$—	$197.0
Professional services and other	149.8	1.8	0.6	—	—	147.4
Product development and management	67.9	3.1	0.3	—	—	64.5
Depreciation and amortization	36.4	—	—	—	—	36.4
Total cost of revenue	455.9	7.9	2.7	—	—	445.3
Sales and marketing	150.0	5.0	2.3	—	—	142.7
General and administrative	145.9	24.8	1.2	16.5	—	103.4
Operating profit	72.3	37.7	6.2	16.5	—	132.7
Other expense, net	5.6	—	—	0.4	—	5.2
Depreciation and amortization	57.1	—	—	—	—	57.1
EBITDA	$123.8	$37.7	$6.2	$16.9	$—	$184.6
Net income	$78.7	$37.7	$6.2	$(45.7)	$(9.1)	$67.8
Net income per share- basic (c)	$0.55	$0.28	$0.04	$(0.33)	$(0.06)	$0.48
Net income per share- diluted (c)	$0.53	$0.26	$0.04	$(0.31)	$(0.06)	$0.46

(a)

Other includes intercompany foreign exchange loss, restructuring consulting fees, loss on unrecovered duplicate payments, and a tax benefit of $62.6 million related to the release of our valuation allowance.

(b)

Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period. Prior to June 30, 2019, we did not apply an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 142,049,112 and 148,756,592 weighted-average shares of common stock, respectively.

14 | Q4 2020 Earnings Release

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Head of FP&A and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com

15 | Q4 2020 Earnings Release